EXHIBIT 4.1
SECOND SUPPLEMENTAL INDENTURE
     This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is made as of May 25, 2007, by HLI OPERATING COMPANY, INC. (the “Company”), each of the Guarantors listed on the signature pages hereto, and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).
R E C I T A L S
     WHEREAS, the Company, the Guarantors, and the Trustee have entered into the Indenture, dated as of June 3, 2003, as amended as of June 9, 2003 (as so amended, the “Indenture”) providing for the issuance by the Company of $250,000,000 of 10 1/2% Senior Notes due 2010 (the “Notes”); and
     WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes; and
     WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes have consented to amend certain provisions of the Indenture as provided herein (the “Amendments”);
     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Defined Terms. Capitalized terms used herein without definition shall have the respective meanings provided therefor in the Indenture.
     2. Amendments to Indenture.
(a) The following sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “Intentionally Omitted”:

Existing
Section Number	Caption
4.08	Payments for Consent
4.09	Incurrence of Debt
4.10	Restricted Payments
4.11	Liens
4.12	Issuance or Sale of Stock of Restricted Subsidiaries
4.13	Asset Sales
4.14	Restrictions on Distributions from Restricted Subsidiaries
4.15	Transactions with Affiliates

4.16	Sale and Leaseback Transactions
4.17	Designation of Restricted and Unrestricted Subsidiaries
4.19	Future Guarantors
5.01	Merger, Consolidation or Sale of Assets of HLI and Guarantors
(b) The following sub-sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “Intentionally Omitted”:

Existing
Section Number	Caption
6.01(a)(iv)	Events of Default
6.01(a)(v)	Events of Default
6.01(a)(vi)	Events of Default
6.01(a)(vii)	Events of Default
8.04(b)	Conditions to Legal or Covenant Defeasance
8.04(c)	Conditions to Legal or Covenant Defeasance
8.04(d)	Conditions to Legal or Covenant Defeasance
8.04(e)	Conditions to Legal or Covenant Defeasance
8.04(f)	Conditions to Legal or Covenant Defeasance
8.04(g)	Conditions to Legal or Covenant Defeasance
8.04(h)	Conditions to Legal or Covenant Defeasance
8.04(i)	Conditions to Legal or Covenant Defeasance
(c) Section 3.03 of the Indenture is hereby amended as follows:
(i) The words “At least 30 days but not more than 60 days prior to a redemption date,” in the first paragraph thereof are deleted and replaced with “On or prior to a redemption date,”.
(ii) The last sentence of clause (b) thereof is deleted and replaced with “The actual redemption price, calculated as described above, shall be set forth in an Officer’s Certificate delivered to the Trustee on or prior to the redemption date.”
          3. Indenture Ratified. Except as expressly modified hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby and entitled to the benefits hereof.
          4. Operation of Amendments. This Supplemental Indenture will become effective upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors, and the Trustee; provided, however, that the Amendments contained herein will become operative only upon delivery by the Company to the

Trustee of an Officers’ Certificate confirming the payment of the Notes tendered on or prior to 5:00 p.m., New York City time, on May 21, 2007, in response to the Company’s Offer to Purchase and Consent Solicitation Statement dated May 8, 2007.
          5. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          6. Severability. Should any provision of this Supplemental Indenture for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Supplemental Indenture, which other provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and be enforced to the fullest extent permitted by law.
          7. Counterparts. This Supplemental Indenture may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile copies of any of the pages of this Supplemental Indenture shall have the same effect as originals.
          8. Effect of Headings. The headings of sections herein are for convenience only and shall not affect the construction of this Supplemental Indenture.
          9. Trustee Not Responsible for Recitals. The recitals in this Supplemental Indenture shall be taken as the statements solely of the Company and the Guarantors, and the Trustee assumes no responsibility for the correctness thereof.
[Signature pages follow.]

     IN WITNESS WHEREOF, this Supplemental Indenture has been duly executed and delivered by the parties hereto as of the date first written above.

HLI OPERATING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President, General Counsel and Secretary

GUARANTORS:

HAYES LEMMERZ INTERNATIONAL, INC
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President, General Counsel and Secretary

HLI PARENT COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI WHEELS HOLDING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI POWERTRAIN HOLDING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI COMMERCIAL HIGHWAY HOLDING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI BRAKES HOLDING COMPANY INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI SERVICES HOLDING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL—SEDALIA, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL—COMMERCIAL HIGHWAY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL—CALIFORNIA, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL—GEORGIA, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL— HOMER, INC
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL—HOWELL, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL— HUNTINGTON, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL— KENTUCKY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI SUSPENSION HOLDING COMPANY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL— LAREDO, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL— TECHNICAL CENTER, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL— WABASH, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI REALTY, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HLI NETHERLANDS HOLDINGS, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

HAYES LEMMERZ INTERNATIONAL IMPORT, INC.
By:	/s/ Patrick C. Cauley
	Name:	Patrick C. Cauley
	Title:	Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ James Kowalski
	Name:	James Kowalski
	Title:	Vice President